Exhibit 99.1

Sapient Reports First Quarter 2012 Results

Service Revenues Up 8% over Q1 2011 Led by 17% Growth in SapientNitro

BOSTON--(BUSINESS WIRE)--May 3, 2012--Sapient (NASDAQ: SAPE) today reported the following financial results for the first quarter ended March 31, 2012:

  Service revenues were $260.6 million compared to $241.3 million in the first quarter of 2011, an increase of $19.3 million or 8%. Sequentially, service revenues were slightly down from the fourth quarter of 2011. On a constant currency basis, revenues increased 8% over the first quarter of 2011 and were down slightly sequentially.
  GAAP income from operations was $16.1 million, or 6.2% of service revenues, compared to $18.5 million, or 7.7% of service revenues, reported in the first quarter of 2011.
  Non-GAAP income from operations was $24.9 million, or 9.6% of service revenues, compared to $25.8 million, or 10.7% of service revenues, reported in the first quarter of 2011.
  GAAP diluted net income per share was $0.07, compared to $0.09 in the first quarter of 2011.
  Non-GAAP diluted net income per share was $0.11, compared to $0.12 in the first quarter of 2011.

“While 2012 started modestly slower than we would have liked, we are seeing momentum across all areas of the business,” said Sapient President and Chief Executive Officer Alan J. Herrick. “We were pleased to see Sapient Global Markets stabilize in the quarter and have the opportunity to grow as we progress through the year. SapientNitro continues to post industry-leading growth rates and we’re confident about its unique position in the marketplace.”

The company used cash from operations of $13.5 million in the first quarter of 2012, compared to a use of $19.0 million in the first quarter of 2011. As of March 31, 2012, the company had cash, cash equivalents and marketable securities of $208.7 million. Days sales outstanding was 69 days for the first quarter of 2012, up from 63 days in the fourth quarter of 2011 and down from 73 days for the first quarter of 2011.

Outlook

Sapient management provided the following guidance:

  For the quarter ending June 30, 2012, service revenues are expected to be in the range of $267 million to $277 million.
  Second quarter 2012 non-GAAP operating margin is expected to be 10% to 11.5%.

Webcast and Conference Call

Sapient will host a discussion of its first quarter results at 4:30 p.m. ET today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

US: (877) 291-1296
International: (720) 259-9209

To access the live webcast of the event, please click on the link below:

http://sape.client.shareholder.com/events.cfm

In addition, a re-broadcast of the webcast will be available in the investors section of www.sapient.com.

Adjusted (Non-GAAP) Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the company’s business and evaluating its performance. The company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, acquisition costs and other related charges, and income tax benefits or provisions resulting from changes in the valuation allowance. In addition, the company may present service revenues in constant currency terms, which excludes the effect of currency fluctuations between the U.S. dollar and the functional currency of the entity in which the revenue was transacted. The effect is excluded by translating the current period's local currency service revenues into U.S. dollars using the average local currency exchange rates that were in effect during the prior period of comparison. Because the company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within the company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements – in particular, the financial guidance for the second quarter of 2012, including expected service revenues and expected non-GAAP operating margin – that involve a number of risks and uncertainties. All forward looking statements are based upon current expectations and beliefs and various assumptions. Actual results could differ materially from management’s expectations and the forward-looking statements contained in this release. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the company’s services; a reduction in the demand for the company’s services in light of the current economic environment; the company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, and continue to attract and retain high-quality employees; and other risks and uncertainties as set forth in the company’s filings with the SEC, including without limitation the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.

About Sapient

Sapient is a global services company that helps clients transform in the areas of business, marketing, and technology. The company operates three divisions that enable clients to gain a competitive advantage and succeed in an increasingly digital world. SapientNitro, Sapient Global Markets and Sapient Government Services fuse insight, creativity and technology to drive innovation and to help clients navigate complex business problems. Our approach is the subject of case studies used by MBA programs at Harvard and Yale. The company has operations in North America, Europe, and Asia-Pacific. For more information, visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations

	Three Months Ended March 31,
	2012	2011
	(in thousands, except per share amounts)
Revenues:
Service revenues	$260,622	$241,340
Reimbursable expenses	8,783	8,554
Total gross revenues	269,405	249,894
Operating expenses:
Project personnel expenses	183,371	166,676
Reimbursable expenses	8,783	8,554
Total project personnel expenses and reimbursable expenses	192,154	175,230
Selling and marketing expenses	10,695	10,156
General and administrative expenses	46,772	39,105
Restructuring and other related (benefits) charges	(76)	5,642
Amortization of purchased intangible assets	2,622	1,273
Acquisition costs and other related charges	1,125	-
Total operating expenses	253,292	231,406
Income from operations	16,113	18,488
Interest and other income, net	1,822	1,459
Income before income taxes	17,935	19,947
Provision for income taxes	8,453	7,789
Net income	$9,482	$12,158

Basic net income per share	$0.07	$0.09
Diluted net income per share	$0.07	$0.09

Weighted average common shares	139,458	136,293
Weighted average dilutive common share equivalents	4,458	4,272
Weighted average common shares and dilutive common share
equivalents	143,916	140,565

Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	March 31, 2012	December 31, 2011
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$196,961	$212,406
Marketable securities, current portion	6,297	7,748
Restricted cash, current portion	372	426
Accounts receivable, less allowance for doubtful accounts	137,626	156,109
Unbilled revenues	89,280	61,712
Deferred tax assets, current portion	20,209	19,966
Prepaid expenses and other current assets	21,538	22,734
Total current assets	472,283	481,101
Restricted cash, net of current portion	3,775	3,779
Marketable securities, net of current portion	1,290	1,290
Property and equipment, net	72,644	64,257
Purchased intangible assets, net	35,141	36,822
Goodwill	109,786	107,971
Deferred tax assets, net of current portion	9,375	9,227
Other assets	8,528	8,591

Total assets	$712,822	$713,038

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,739	$25,389
Accrued restructuring costs, current portion	150	324
Accrued compensation	56,896	77,721
Deferred revenues	21,023	25,599
Other current liabilities	49,246	61,680
Total current liabilities	150,054	190,713
Accrued restructuring costs, net of current portion	374	407
Other long-term liabilities	59,305	42,514
Total liabilities	209,733	233,634

Stockholders' equity	503,089	479,404

Total liabilities and stockholders’ equity	$712,822	$713,038

Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended
	March 31,
	2012	2011

	(in thousands)
Cash flows from operating activities:
Net income	$9,482	$12,158
Adjustments to reconcile net income to net cash used in operating activities:
Loss recognized on disposition of fixed assets	47	1
Unrealized loss on financial instruments	107	120
Depreciation and amortization expense	8,086	5,480
Deferred income taxes	15	1,984
Non-cash restructuring charges	-	4,612
Stock-based compensation expense	5,148	3,876
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	19,911	(1,512)
Unbilled revenues	(27,152)	(29,784)
Prepaid expenses and other current assets	1,400	(2,933)
Other assets	419	(604)
Accounts payable	(4,205)	1,463
Accrued compensation	(23,177)	(18,101)
Accrued restructuring costs	(208)	(854)
Deferred revenues	(4,731)	(2,051)
Other current liabilities	(909)	5,573
Other long-term liabilities	2,245	1,598
Net cash used in operating activities	(13,522)	(18,974)

Cash flows from investing activities:
Purchases of property and equipment and cost of internally developed software	(10,450)	(8,065)
Sales and maturities of marketable securities classified as available-for-sale	1,900	2,197
Purchases of marketable securities classified as available-for-sale	(86)	(2,298)
Cash received (paid) on financial instruments, net	56	(37)
Change in restricted cash	112	926
Net cash used in investing activities	(8,468)	(7,277)

Cash flows from financing activities:
Principal payments under capital lease obligations	(20)	(21)
Proceeds from credit facilities	-	1,768
Repayment of amounts borrowed under credit facilities	-	(4,862)
Proceeds from stock option and purchase plans	457	4,236
Net cash provided by financing activities	437	1,121

Effect of exchange rate changes on cash and cash equivalents	6,108	2,068

Decrease in cash and cash equivalents	(15,445)	(23,062)
Cash and cash equivalents, at beginning of period	212,406	219,448
Cash and cash equivalents, at end of period	$196,961	$196,386

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended March 31,
	2012	2011

	(in thousands, except per share amounts)

Service revenues	$260,622	$241,340

GAAP income from operations	$16,113	$18,488
Stock-based compensation expense	5,148	3,876
Restructuring and other related (benefits) charges	(76)	5,642
Amortization of purchased intangible assets	2,622	1,273
Acquisition costs and other related charges	1,125	-
Stock-based compensation review and restatement benefit	-	(3,500)
Non-GAAP income from operations	$24,932	$25,779

GAAP operating margin	6.2%	7.7%
Effect of adjustments detailed above	3.4%	3.0%
Non-GAAP operating margin	9.6%	10.7%

GAAP net income	$9,482	$12,158
Stock-based compensation expense, net of tax	3,243	2,451
Restructuring and other related (benefits) charges, net of tax	(54)	3,496
Amortization of purchased intangible assets, net of tax	2,091	1,025
Acquisition costs and other related charges, net of tax	796	-
Stock-based compensation review and restatement benefit, net of tax	-	(2,085)
Non-GAAP net income	$15,558	$17,045

GAAP basic income per share	$0.07	$0.09
Effect of adjustments detailed above	0.04	0.04
Non-GAAP basic income per share	$0.11	$0.13

GAAP and Non-GAAP weighted average common shares	139,458	136,293

GAAP diluted income per share	$0.07	$0.09
Effect of adjustments noted above and change in dilution noted below	0.04	0.03
Non-GAAP diluted income per share	$0.11	$0.12

GAAP and Non-GAAP weighted average common shares and dilutive common share equivalents	143,916	140,565

CONTACT:
Investor Relations Contact:
Sapient
Dean Ridlon, +1-617-963-1598
dridlon@sapient.com
or
Media Contact:
Sapient
David LaBar, +1-646-478-9846
dlabar@sapient.com